Exhibit 10.3.8

AMENDMENT NO. 8

TO THE

UNIFIED WESTERN GROCERS, INC.

SHELTERED SAVINGS PLAN

Unified Western Grocers, Inc. (the “Company”) hereby amends the above-named plan (the “Plan”), effective as of September 29, 2007, as follows:

1. Section 1.2 of the Plan is hereby amended by adding two new definitions of “AGI Acquisition” and “Former AGI Employee” to read as follows:

“‘AGI Acquisition’ shall mean the acquisition of Associated Grocers, Inc. by the Company.”

“‘Former AGI Employee’ shall mean any Employee whose employment with Associated Grocers, Inc. terminated immediately prior to the closing of the AGI Acquisition, and who immediately after such closing accepted and commenced employment with the Company.”

2. Section 3.4(b) of the Plan is hereby amended in its entirety to read as follows:

“(b) Rollover Contributions. Effective as of July 1, 1998, a Participant may make a Rollover Contribution to the Plan or a trustee-to-trustee transfer described in Code Section 401(a)(31), provided that any asset so contributed or transferred is acceptable to the Committee and the Trustee. Notwithstanding the foregoing, a Former AGI Employee may make a Rollover Contribution to the Plan in accordance with this Section 3.4(b) whether or not he or she is then a Participant, provided that (i) any asset (including a loan note) so contributed or transferred is acceptable to the Committee and the Trustee, and (ii) such Rollover Contribution is completed within 31 days of the AGI Acquisition.”

* * * * *

The Company has caused this Amendment No. 8 to be signed on the date indicated below, to be effective as indicated above.

“Company”

UNIFIED WESTERN GROCERS, INC.

Dated: September 26, 2007	By:	/s/ Robert M. Ling Jr.
Its: Executive Vice President & General Counsel